SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

March 27, 2003

To our Shareholders:

      On behalf of the Board of Directors and management of EnPro Industries, Inc., I cordially invite you to our annual meeting of shareholders. The meeting will be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Boulevard, Charlotte, North Carolina on Wednesday, April 30, 2003, at 11:00 a.m.

      The matters to be acted upon by the shareholders at this meeting are set forth in the Notice of Annual Meeting of Shareholders attached hereto, and the proxy statement contains information regarding these matters. The voting results from the meeting will be posted on our website, www.enproindustries.com, on or before May 2, 2003.

      It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

      We welcome you as a shareholder of EnPro and hope that you can join us at this important meeting.

Sincerely,

Ernest F. Schaub
President and Chief Executive Officer

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

NOTICE TO SHAREHOLDERS:

      THE ANNUAL MEETING OF SHAREHOLDERS of EnPro Industries, Inc., a North Carolina corporation (the “Company”), will be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Blvd., Charlotte, North Carolina 28209 on April 30, 2003, at 11:00 a.m. to:

1.	Elect seven directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2.	Consider and act upon a proposal to approve the Amended and Restated 2002 Equity Compensation Plan; and

3.	Transact such other business as may properly come before the meeting or any adjournment thereof.

      Information with respect to these matters is contained in the proxy statement attached to this Notice.

      The Board of Directors has fixed March 5, 2003, as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only those who were shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of those shareholders may be examined at our principal executive offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, from March 27 through the end of the meeting. The list will also be available for inspection at the meeting.

      A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors of the Company from holders of the Company’s common stock. Shareholders may withdraw their proxies at the meeting if they desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting of the proxies at the meeting.

      It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To help us minimize the expense associated with collecting proxies, we ask that you please execute and return your proxy promptly. No postage is required if the proxy is mailed in the United States.

By Order of the Board of Directors,

Richard L. Magee
Secretary

Dated March 27, 2003

2003 ANNUAL MEETING OF SHAREHOLDERS
OF
ENPRO INDUSTRIES, INC.

PROXY STATEMENT

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of EnPro Industries, Inc., a North Carolina corporation (the “Company” or “we” or “us”), from the holders of our common stock, par value $0.01 per share (the “Common Stock”), for use at the 2003 Annual Meeting of Shareholders of the Company to be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, at 11:00 a.m., local time, on April 30, 2003, or any adjournments or postponements of that meeting.

      There were 20,416,302 shares of Common Stock outstanding on March 5, 2003, of which 20,171,284 shares are entitled to one vote each. The remaining 245,018 shares of Common Stock are held by our wholly-owned subsidiary Coltec Industries Inc. and therefore are not entitled to vote. There are no cumulative voting rights. All of the shares represented by proxies submitted by such shareholders, and not revoked by them, will be voted on all matters presented for a vote.

      Shareholders have a choice of voting over the Internet, by calling a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. E.D.T. on April 29, 2003.

      Proxies will also be considered to be voting instructions to the applicable plan trustee with respect to shares held in accounts under the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees and the EnPro Industries, Inc. Retirement Savings Plan for Hourly Employees. If a participant in any of these plans is a shareholder of record, and the plan account information is the same as the information we have on record with our transfer agent, the participant will receive a single proxy, representing all shares held, both within the plan and outside it. If the account information is different from the information on record with the transfer agent, then the participant will receive separate proxies, one for the shares held in the plan and one for shares held outside the plan.

      You can revoke your proxy at any time before it is exercised by written notice to the Company’s Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, in order to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the holder of record.

      We will pay the expense of soliciting these proxies. In addition to using the mails, the officers, directors and employees of the Company may solicit proxies personally, or by telephone or by facsimile. We have retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Avenue, New York, New York 10017 to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $7,500 for its services, plus their expenses and disbursements. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies.

      Our 2003 Annual Report, including financial statements, is being mailed with this proxy statement to each shareholder of record. An additional copy will be furnished to any shareholder upon request. The approximate date on which we will begin mailing this proxy statement and the accompanying proxy to shareholders is March 27, 2003.

      This proxy statement and our 2003 Annual Report are available on our Internet site at www.enproindustries.com. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option by checking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

      The Company’s principal executive offices are located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, and the telephone number is (704) 731-1500.

VOTE REQUIRED FOR APPROVAL

      The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of constituting a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

      The seven nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Abstentions and broker non-votes will have no effect on this proposal. Approval of our Amended and Restated 2002 Equity Compensation Plan requires the affirmative vote of a majority of the votes cast, so long as the number of votes cast is greater than 50% of the number of all shares entitled to vote. Abstentions and broker non-votes will not count as votes cast and may therefore have a negative effect on this proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

      One of the purposes of the meeting is the election of seven directors to hold office until the Annual Meeting of Shareholders in 2004 or until their respective successors are elected and qualified. The Board of Directors has nominated the seven persons named on the following pages, all of whom are now directors and whose terms would otherwise expire at the conclusion of the meeting. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees.

      All nominees have indicated that they are willing to serve as directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by the Board of Directors to replace such nominee.

      The Board recommends that you vote FOR the election of these nominees for director.

NOMINEES FOR ELECTION

WILLIAM R. HOLLAND, 64

      Mr. Holland has served as a director of the Company since May 21, 2002, and as Non-Executive Chairman since May 31, 2002. He was Chairman from 1987 through 2001, and Chief Executive Officer from 1986 to 2000, of United Dominion Industries Limited, a diversified manufacturing company. Mr. Holland is Non-Executive Chairman of J. A. Jones Inc., and a director of Goodrich Corporation and Lance, Inc. He also serves on the Board of Commissioners of Carolinas HealthCare System.

ERNEST F. SCHAUB, 59

      Mr. Schaub has served as a director of the Company since January 11, 2002, and as Chief Executive Officer since May 31, 2002. From 1999 until joining the Company, he was Executive Vice President of Goodrich Corporation and President and Chief Operating Officer of Goodrich Corporation’s Engineered Industrial Products Segment. Mr. Schaub was Group President, Landing Systems of Goodrich Corporation from 1990 to 1999. He is a director of Manufacturers Alliance, the Charlotte Advocates for Education, and Junior Achievement of the Central Carolinas.

J. P. BOLDUC, 63

      Mr. Bolduc has served as a director of the Company since May 21, 2002. He has been Chairman of the Board and Chief Executive Officer of JPB Enterprises, Inc., a merchant banking, venture capital and real estate investment holding company, since 1995. Mr. Bolduc is a trustee of the William E. Simon Graduate School of Business at the University of Rochester and a member of the Advisory Council for Graduate Studies and Research at the University of Notre Dame. He is a director of Unisys Corporation.

PETER C. BROWNING, 61

      Mr. Browning has served as a director of the Company since May 21, 2002. He has been the Dean of the McColl School of Business at Queens University in Charlotte, North Carolina since March 1, 2002, and, since September 2000, he has been Non-Executive Chairman of Nucor Corporation, a steel manufacturer. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, and from 1995 to 1998, President and Chief Operating Officer, of Sonoco Products Company, a manufacturer of industrial and consumer products and a provider of packaging services. He is a director of Nucor Corporation, Wachovia Corporation, Acuity Brands, Inc., Lowe’s Companies, Inc., Sykes Enterprises, Incorporated and The Phoenix Companies.

JOE T. FORD, 65

      Mr. Ford has served as a director of the Company since May 21, 2002. He has been Chairman of ALLTEL Corporation, a provider of communications and information services, since 1991, and he was Chief Executive Officer of ALLTEL Corporation from 1991 until 2002. Mr. Ford is a director of ALLTEL Corporation, The Dial Corporation and Textron, Inc.

JAMES H. HANCE, JR., 58

      Mr. Hance has served as a director of the Company since May 21, 2002. He has been Vice Chairman since 1993 and Chief Financial Officer since 1988 of Bank of America Corporation, a financial services holding company. Mr. Hance is a director of Bank of America Corporation, Caraustar Industries, Inc., Lance, Inc. and Summit Properties, Inc.

GORDON D. HARNETT, 60

      Mr. Harnett has served as a director of the Company since May 21, 2002. He is President, Chairman of the Board and Chief Executive Officer of Brush Engineered Materials Inc., a provider of metal-related products and engineered material systems, and he has held these positions or similar positions at Brush Wellman, Inc. (a subsidiary of Brush Engineered Materials) since January 1991. Mr. Harnett is a director of Brush Engineered Materials Inc., The Lubrizol Corporation, National City Bank of Cleveland and PolyOne Corporation.

HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND

EXECUTIVE OFFICERS

      The following table contains information with respect to the number of shares of Common Stock beneficially owned by our directors and executive officers as of March 12, 2003. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Common Stock beneficially owned by him.

	Amount and Nature	Directors’
	of Beneficial	Phantom	Percent of
Name of Beneficial Owner	Ownership(1)	Shares(2)	Class(3)

William R. Holland	30,000	10,323	*
Ernest F. Schaub	138,127	—	*
J. P. Bolduc	—	10,323	*
Peter C. Browning	4,340	10,323	*
Joe T. Ford	10,000	10,323	*
James H. Hance, Jr.	20,000	10,323	*
Gordon D. Harnett	2,060	10,323	*
Michael J. Leslie	42,812	—	*
William Dries	36,229	—	*
Richard C. Driscoll	36,947	—	*
Richard L. Magee	30,570	—	*
13 directors and executive officers as a group	351,085	61,938	1.7%

*       Less than 1%

(1)	Includes the following shares that are subject to stock options exercisable within 60 days after March 12, 2003: Mr. Schaub, 84,840 shares; Mr. Leslie, 29,155 shares; Mr. Dries, 21,210 shares; Mr. Driscoll, 18,550 shares; Mr. Magee, 18,550 shares; and all directors and executive officers as a group, 179,325 shares. Also includes shares held in the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees allocated as follows: Mr. Leslie, 322 shares; Mr. Dries, 19 shares; and Mr. Magee, 20 shares. Also includes shares held in the Goodrich Corporation Retirement Savings Plan for Salaried Employees allocated as follows: Mr. Schaub, 3,807 shares and Mr. Driscoll, 4,730 shares. All other ownership is direct, except that Messrs. Schaub and Dries indirectly own 6,000 shares and 500 shares, respectively, which are owned by family members.

(2)	Number of phantom shares awarded under the Outside Directors’ Phantom Share Plan. See “Governance of the Company — Compensation of Directors.” Because phantom shares are not actual shares of our Common Stock, holders of phantom shares have neither voting nor investment authority with respect to the shares.

(3)	Does not include directors’ phantom shares. Applicable percentage ownership is based on 20,416,302 shares of Common Stock outstanding at March 12, 2003.

BENEFICIAL OWNERSHIP OF SECURITIES

      The following table contains information known to us with respect to persons who beneficially own more than 5% of our Common Stock as of March 12, 2003.

Name and Address of Beneficial Owner	Amount	Percent of Class(1)

Kestrel Investment Management Corporation(2) 411 Borel Avenue, Suite 403, San Mateo, CA 94402	1,750,800	8.6%
Oz Management, L.L.C.(3) 9 West 57th Street, 39th Floor, New York, NY 10019	1,058,532	5.2%

(1)	Applicable percentage ownership is based on 20,416,302 shares of Common Stock outstanding at March 12, 2003.

(2)	This information is based on a Schedule 13G dated February 14, 2003 filed by Kestrel Investment Management Corporation with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2002. The reporting persons have sole voting power with respect to 1,645,720 shares, and sole dispositive power with respect to 1,750,800 shares.

(3)	This information is based on a Schedule 13G dated February 13, 2003 filed by Oz Management L.L.C.

LEGAL PROCEEDINGS

      In February 2003, the Securities and Exchange Commission (the “SEC”) and Mr. Bolduc settled public administrative and cease-and-desist proceedings. Without admitting or denying the SEC’s findings, Mr. Bolduc consented to the entry of a cease-and-desist order in which the SEC found that, between 1991 and 1995, while Mr. Bolduc was president and either chief operating officer or chief executive officer of W. R. Grace & Co. (“Grace”) and a member of its board of directors, Grace fraudulently used reserves to defer income earned by a subsidiary, primarily to smooth earnings of its health care segment, in violation of the antifraud provisions of the federal securities laws, as well as the provisions that require public companies to keep accurate books and records, maintain appropriate internal accounting controls and file accurate annual and quarterly reports. The order generally finds that Mr. Bolduc, through his actions or omissions, was a cause of these violations. The order also notes that, during the period in question, Mr. Bolduc did not sell any of the substantial number of Grace shares that he owned. The SEC ordered Mr. Bolduc to cease and desist from committing or causing any violation or future violation of the antifraud and reporting requirements of the federal securities laws. It did not impose any fines on Mr. Bolduc, nor did it prohibit Mr. Bolduc from continuing to serve in any capacity on public company boards of directors.

      The Nominating and Corporate Governance Committee met on March 14, 2003 to consider the SEC order, and unanimously determined to continue its support of the nomination of Mr. Bolduc for reelection to the Board. Each other director indicated his agreement with the committee’s decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      William R. Holland entered into a consulting agreement dated as of March 1, 2002 (the “Consulting Agreement”) with Goodrich Corporation (“Goodrich”) and the Company. The purpose of the Consulting Agreement was for Mr. Holland to provide services in connection with the spin-off of the Company from Goodrich. Pursuant to this Consulting Agreement, Mr. Holland received a monthly fee of $36,000 for the period from March 1 through June 30, 2002. Beginning July 1, 2002, the monthly fee dropped to $15,000 per month. Mr. Holland was a consultant to Goodrich prior to the spin-off and, pursuant to the Consulting Agreement, became the Company’s non-executive chairman at the time of the spin-off. Although the Consulting Agreement was terminated effective as of December 31, 2002, Mr. Holland continues to serve as non-executive chairman at the pleasure of the Board of Directors. He receives $15,000 per month for such services, an amount based on compensation data provided by the Company’s outside compensation consultants for non-executive chairmen at similarly-sized diversified manufacturing companies.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      Three independent directors comprise the Company’s Compensation and Human Resources Committee (the “Compensation Committee”). No Compensation Committee member is a current or former employee of the Company or any of its subsidiaries. The Compensation Committee is directly responsible for the compensation of the Chief Executive Officer (the “CEO”), and for the approval of the compensation with respect to the other “named executive officers,” those included in the summary compensation table in this proxy statement. The Compensation Committee must approve all compensation arrangements that apply to the named executive officers, including major provisions in compensation plans that must be updated from time to time (e.g., participation, performance criteria, performance goals, award opportunities, and the like). In its deliberations, the Compensation Committee may consider the recommendations of management and such other advice as it may feel appropriate, including compensation information provided by an independent compensation consultant.

Compensation Philosophy

      The Compensation Committee’s philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives, and include incentives linked closely to the Company’s financial performance and enhanced shareholder value. The Company maintains a strong pay-for-performance culture, where a significant portion of executive compensation is linked to performance.

Overview of the Compensation Program

      The management compensation program includes the following components:

     Base Salary

      In determining base salaries, the Compensation Committee identifies a median market practice for comparable executive positions in a group of similarly sized diversified manufacturing companies. Officer salaries are generally set within a reasonable range around that median based on individual performance and experience. Annual salary increases are determined based on a variety of factors including individual performance, the competitiveness of the officer’s salary, the Company’s financial condition, and other variable components of compensation.

      The Compensation Committee recommends to the Board of Directors the base salary for the CEO. The CEO establishes the annual base salary for other Company officers at the level of Senior Vice President or higher, subject to review and approval by the Compensation Committee.

     Annual Bonus

      Incentive compensation is intended to attract, motivate and retain qualified individuals who have the opportunity to influence Company results significantly and enhance shareholder value. Annual bonuses are determined based on performance achievements in designated key areas of performance emphasis. Award opportunities are configured to be competitive with the median of similarly sized diversified manufacturing companies when targets specified in the Company’s business plan are achieved, with the opportunity to be competitive in the top quartile when outstanding performance is achieved, and below market median when performance is below expectations.

      In 2002, the named executive officers (including the CEO) participated in the Senior Executive Annual Performance Plan. An individual’s annual cash bonus target under the Senior Executive Annual Performance Plan is expressed as a percentage of his or her salary, with the percentages of salary increasing with the level of the job. Incentive payments can range from 50% to 200% of target, based on the level of performance against specified financial objectives. The Senior Executive Annual Performance Plan is designed to meet the federal income tax deductibility rules of the Internal Revenue Code of 1986, as amended. As required by the Internal

Revenue Code, the Senior Executive Annual Performance Plan requires that any award be based upon an objective formula established at the beginning of the year.

      For 2002, the performance factors and weightings under this plan were as follows:

Measures	Weightings

Operating Cash Flow	70%
Operating Income	30%

     Long-Term Incentive Compensation

      The Compensation Committee used the same market data in determining target long-term incentive compensation awards as was used in setting base salary levels and target award bonus opportunities. For 2002, the Compensation Committee determined that two-thirds of the long-term opportunity would be through long-term incentive program awards and the remaining one-third would be through stock options.

     Long-Term Incentive Program

      The CEO and the other named executive officers participate in the Long-Term Incentive Program (the “LTIP”). The Compensation Committee considers the recommendation of the CEO in determining the level of awards of long-term incentive compensation, along with its own evaluation of the participants and their performance. In 2002, the Compensation Committee granted LTIP award opportunities to 13 executives, including the CEO and the other named executive officers.

      The Compensation Committee may make an award in any year, based on overlapping three-year performance goals. In 2002, the first performance cycle was a “transition cycle” that used a two-year “mini-cycle” (2002-2003) as well as a regular three-year cycle (2002-2004) to avoid a three-year gap in opportunity for LTIP payments. Early in 2003, the Compensation Committee rescinded these awards and replaced them with a two-year “mini-cycle” for 2003-2004.

      Guidelines establish a total target award opportunity with the initial aggregate market value based upon the individual’s position level within the Company. The determination of whether to make an award is dependent upon the individual’s past performance and expectations of future performance.

      At the beginning of each multi-year cycle, the Compensation Committee establishes the performance goals. Goals will be established in view of the Company’s business environment, competitive position, and such other considerations that may have a material effect on performance outcomes and the associated level of performance difficulty.

      For the 2002-2003 and 2002-2004 awards, the performance factors and weightings for the CEO and the other named executive officers were as follows:

Measures	Weightings

Company Return on Equity	50%
Company Free Cash Flow	50%

      Grants are denominated half in performance shares and half in cash for each participant. Participants will be entitled to a payout at the end of each plan cycle only if the threshold performance standard is met. The payout to be received will range from 0% to 200% of the cash award and the total performance share account (including shares credited through dividend equivalents). Actual awards of performance shares will be distributed one share of Common Stock for each performance share, and the cash portion of the award will be paid in cash. Shares of the Company’s Common Stock awarded pursuant to the LTIP reduce the number of shares available under the Company’s Amended and Restated 2002 Equity Compensation Plan.

     Stock Options

      The Compensation Committee also administers the Amended and Restated 2002 Equity Compensation Plan. This plan provides that stock options may not be granted at less than 100% of fair market value and that stock options may not be repriced. The Compensation Committee has established target grant guidelines for the CEO and the other named executive officers based upon their ability to influence Company results significantly.

Stock Ownership Guidelines

      The Compensation Committee has accepted a management recommendation establishing stock ownership guidelines to be achieved within five years by the CEO and the other named executive officers at a multiple of their base salary. The multiple varies from 1.5 to 3 times salary, with the multiple increasing with one’s level of responsibility within the Company.

Tax Deductibility of Compensation

      Compensation decisions for the CEO and the other named executive officers are made with full consideration of Internal Revenue Code Section 162(m) implications. (Section 162(m) limits the deductibility of compensation paid to the CEO and the other named executive officers in excess of $1.0 million, but excludes “performance-based compensation” from this limit.) Amounts awarded under the Senior Executive Annual Performance Plan and the LTIP (both the cash and stock components) are intended to constitute “performance-based compensation” under Section 162(m). Likewise, compensation realized by the CEO and the other named executive officers through the exercise of stock options should be fully deductible to the Corporation as “performance-based compensation” under Section 162(m).

Chief Executive Officer

      Mr. Schaub’s base salary for 2002 was established prior to the time the Company was spun-off from Goodrich Corporation, but was reviewed and approved by the Company’s Board of Directors. In approving his base salary for 2002, the Board reviewed salary data from other similarly sized diversified manufacturing companies and concluded that Mr. Schaub’s salary was in line with the base salaries of other chief executive officers.

      Mr. Schaub’s target annual incentive award and financial objectives under the Senior Executive Annual Performance Plan were established based on the criteria discussed above. For 2002, the Company performed at slightly above target levels for operating cash flow and at the minimum threshold level of target performance for operating income. As a result of this performance, Mr. Schaub received $423,487 or 98% of his target amount under the Senior Executive Annual Performance Plan.

      In 2002, Mr. Schaub received options to purchase 242,400 shares of the Company’s Common Stock. Mr. Schaub was also granted an aggregate award opportunity of 100,700 performance shares and a cash award target of $555,555 under the 2002-2003 and 2002-2004 LTIP cycles. These awards were subsequently rescinded and replaced with a cash award target opportunity of $433,300 under the 2003-2004 LTIP cycle. The performance guidelines for awards to the CEO are the same as the performance targets for the other named executive officers. The Compensation Committee and the Board of Directors used the same factors to make these awards as it did in determining the other elements of Mr. Schaub’s compensation.

Compensation and Human Resources Committee

J.P. Bolduc, Chairman
Peter C. Browning
Joe T. Ford

EXECUTIVE COMPENSATION

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
		Salary(1)	Bonus(2)	Compensation(3)	Awards	Options	Payouts	Compensation(4)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

Ernest F. Schaub	2002	401,539	423,487	50,281	-0-	242,400	-0-	24,092
President and Chief
Executive Officer
Michael J. Leslie	2002	227,308	206,220	18,638	-0-	83,300	-0-	13,638
Senior Vice President
and Chief Operating
Officer
William Dries	2002	173,077	162,030	15,795	-0-	60,600	-0-	2,585
Senior Vice President
and Chief Financial Officer
Richard C. Driscoll	2002	152,886	130,115	23,516	-0-	53,000	-0-	9,173
Senior Vice President,
Human Resources and
Administration
Richard L. Magee	2002	152,886	130,115	18,072	-0-	53,000	-0-	9,173
Senior Vice President,
General Counsel and
Secretary

(1)	Represents amounts received from the Company for the seven-month period from June 1, 2002, the first date after the Company was spun-off from Goodrich Corporation.

(2)	Bonuses were awarded in February 2003 for performance in 2002.

(3)	Includes payments made by the Company to or on behalf of each officer for an automobile allowance and related tax gross-up, as follows: Mr. Schaub, $27,735; Mr. Leslie, $15,892; Mr. Dries, $14,980; Mr. Driscoll, $18,480; and Mr. Magee, $14,980. Also includes amounts for personal financial counseling services and related tax gross-up, and social club dues. In addition, the amount of $13,247 is included for Mr. Schaub for personal use of Company provided aircraft.

(4)	Consists of matching contributions by the Company under certain qualified and non-qualified defined contribution plans.

Option Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable
	Number of				Value at Assumed
	Securities	Percent of Total			Annual Rates of Stock
	Underlying	Options			Price Appreciation for
	Options	Granted to	Exercise or		Option Term(2)
	Granted	Employees in	Base Price	Expiration
Name	(# of Shares)(1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Ernest F. Schaub	242,400	21.46	$5.51	7/30/12	840,112	2,129,092
Michael J. Leslie	83,300	7.37	$5.51	7/30/12	288,701	731,656
William Dries	60,600	5.36	$5.51	7/30/12	210,024	532,273
Richard C. Driscoll	53,000	4.69	$5.51	7/30/12	183,682	465,519
Richard L. Magee	53,000	4.69	$5.51	7/30/12	183,682	465,519

(1)	The options were granted under the 2002 Equity Compensation Plan and have an expiration date of July 30, 2012. The weighted average exercise price of all options granted to optionees in 2002 was $5.51. The options (i) have an exercise price equal to the fair market value of the Common Stock determined as of the grant date; (ii) vest 35% on January 2, 2003, 35% on January 2, 2004, and 30% on January 2, 2005; and (iii) continue to be exercisable after termination of employment in certain circumstances.

(2)	The dollar amounts shown under the potential realizable value column were calculated assuming annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

Aggregated Option Exercises In Last Fiscal Year And FY-End Option Values

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options	Options
			at Fiscal Year-End(#)	at Fiscal Year-End($)
	Shares Acquired	Value Realized	Exercisable/	Exercisable/
Name	On Exercise(#)	($)	Unexercisable	Unexercisable

Ernest F. Schaub	-0-	-0-	84,840/157,560	0/0
Michael J. Leslie	-0-	-0-	29,155/54,145	0/0
William Dries	-0-	-0-	21,210/39,390	0/0
Richard C. Driscoll	-0-	-0-	18,550/34,450	0/0
Richard L. Magee	-0-	-0-	18,550/34,450	0/0

Long Term Incentive Plan Awards in 2002

		Performance	Estimated Future Payouts Under
	Number of	or Other	Non-Stock Price-Based Plans(1)
	Shares, Units	Period Until
	Or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)	Payout	(shares/$)	(shares/$)	(shares/$)

Ernest F. Schaub	40,300	2002-2003	8,060 shares	40,300 shares	80,600 shares
			$44,444	$222,222	$444,444
	60,400	2002-2004	12,080 shares	60,400 shares	120,800 shares
			$66,667	$333,333	$666,666
Michael J. Leslie	22,100	2002-2003	4,420 shares	22,100 shares	44,200 shares
			$24,444	$122,222	$244,444
	33,200	2002-2004	6,640 shares	33,200 shares	66,400 shares
			$36,667	$183,333	$366,666
William Dries	16,100	2002-2003	3,220 shares	16,100 shares	32,200 shares
			$17,778	$88,888	$177,776
	24,200	2002-2004	4,840 shares	24,200 shares	48,400 shares
			$26,667	$133,333	$266,666
Richard C. Driscoll	14,100	2002-2003	2,820 shares	14,100 shares	28,200 shares
			$15,555	$77,777	$155,554
	21,100	2002-2004	4,220 shares	21,100 shares	42,200 shares
			$23,333	$116,666	$233,332
Richard L. Magee	14,100	2002-2003	2,820 shares	14,100 shares	28,200 shares
			$15,555	$77,777	$155,554
	21,100	2002-2004	4,220 shares	21,100 shares	42,200 shares
			$23,333	$116,666	$233,332

(1)	Awards granted for the 2002-2003 and 2002-2004 performance cycles were rescinded in early 2003 and, therefore, there is no longer any potential for the payment of any of the awards shown in the table. The actual awards would have ranged from 0% to 200% of target depending on the achievement of pre-established objective performance goals during the applicable two or three-year performance period. Performance at 80% of performance goals would have resulted in a payout of 20% of the target awards; performance at 130% of performance goals would have resulted in a payout of 200% of the target awards. For the awards indicated, 50% of performance was based on return on equity and 50% was based on free cash flow.

Retirement Plans

      The Company has in effect the Retirement Program for EnPro Industries, Inc. and Affiliated Companies (the “Pension Plan”), a tax-qualified defined benefit pension plan for salaried employees that provides a pension benefit payable at retirement to each eligible employee. The Pension Plan makes available a pension that is paid from funds provided through contributions by the Company. The Pension Plan is not available to non-employee directors.

      The Company also maintains the EnPro Industries, Inc. Defined Benefit Restoration Plan (the “Restoration Plan”). Benefits otherwise payable from time to time under the Pension Plan may be limited for certain participants or their beneficiaries as a result of limitations of Sections 401(a)(17) and 415(b) of the Internal Revenue Code of 1986, as amended. In addition, certain participants in the Pension Plan have portions of their compensation reduced pursuant to non-qualified deferred compensation plans sponsored by the Company. Such deferred compensation is not taken into account for purposes of determining the amount of benefits under the Pension Plan. The Restoration Plan provides the participants and their beneficiaries with the benefits that would have been provided under the Pension Plan but for the limitations described above and taking into account any deferred compensation that would have been included in compensation for purposes of determining benefits under the Pension Plan had it not been deferred.

      The following table shows the estimated combined annual pension benefits payable at normal retirement to a participant under the Company’s Pension Plan and Restoration Plan:

	Years of Credited Service

Average Final Compensation	5	10	15	20	30	40

$ 200,000	15,520	31,040	46,560	62,080	93,130	119,650
$ 250,000	19,770	39,540	59,310	79,080	118,630	152,150
$ 300,000	24,020	48,040	72,060	96,080	144,130	184,650
$ 350,000	28,270	56,540	84,810	113,080	169,630	217,150
$ 400,000	32,520	65,040	97,560	130,080	195,130	249,650
$ 500,000	41,020	82,040	123,060	164,080	246,130	314,650
$ 750,000	62,270	124,540	186,810	249,080	373,630	477,150
$1,000,000	83,520	167,040	250,560	334,080	501,130	639,605

      The amount of a participant’s pension depends on a number of factors, including average final compensation and years of credited service to the Company. A participant’s “average final compensation” means the average of the 60 highest consecutive months of salary and bonus out of the last 120 months of employment. “Salary” and “bonus” for this purpose are the same as the salary and bonuses disclosed in the Summary Compensation Table. The table describes benefits payable in the form of a single life annuity beginning at normal retirement age, which is the later of age 65 or the fifth anniversary of participation in the plans. A participant who retires before normal retirement age may be entitled to reduced benefits under the plans depending on the participant’s age and years of service.

      As of December 31, 2002, the named executive officers had the following amounts of average final compensation and years of credited service: Mr. Schaub, $575,000 and ..58 year; Mr. Leslie, $353,700 and 6.83 years; (the benefit payable to Mr. Leslie is offset by $32,750 payable from prior plans); Mr. Dries, $300,000 and 1 year; Mr. Driscoll, $265,000 and .58 year; and Mr. Magee, $265,000 and 1 year. The years of service for Messrs. Dries, Leslie and Magee include periods of participation in the Pension Plan prior to the spin-off from Goodrich. Messrs. Schaub and Driscoll began participation in the Pension Plan at the time of the spin-off.

      The table above does not include amounts payable to the named executive officers under a non-qualified Supplemental Executive Retirement Plan (the “SERP”). Under the SERP, the executive earns an additional benefit equal to the combined benefit under the Company’s Pension Plan and Restoration Plan for the first 15 years of service. The SERP takes into account service only for periods beginning on or after June 1, 2002 for this purpose. As of December 31, 2002, the estimated annual benefits payable under the SERP as a single life annuity commencing at normal retirement for the named executive officers were as follows: Mr. Schaub, $5,463; Mr. Leslie, $3,210; Mr. Dries, $2,678; Mr. Driscoll, $2,407; and Mr. Magee, $2,331.

Death Benefits Agreements

      The named executive officers are eligible for certain pre-retirement death benefits under the Restoration Plan and the SERP. These death benefits are provided through certain death benefit agreements with the Company that are financed with life insurance policies. Under the agreements, an executive’s beneficiary will receive certain death benefits if the executive dies while employed by the Company. These death benefits are in lieu of any death benefits otherwise payable by reason of the executive’s participation in the Restoration Plan and the SERP. The death benefits will be paid to the beneficiary in the form of a lump sum cash payment within sixty days following the executive’s death. As of December 31, 2002, the pre-retirement death benefits payable under these agreements for the named executive officers were as follows: Mr. Schaub, $5,100,000; Mr. Leslie, $5,500,000; Mr. Dries, $4,000,000; Mr. Driscoll, $1,400,000; and Mr. Magee, $4,000,000.

Management Continuity Agreements

      During 2002, we entered into management continuity agreements (the “Continuity Agreements”) with certain employees, including all of the executive officers named in the Summary Compensation Table. Presently there are eight Continuity Agreements in effect.

      The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Continuity Agreements are not ordinary employment agreements and do not provide any assurance of continued employment unless there is a “change in control.” They provide for a period of employment commencing upon a change in control that generally is deemed to have occurred if:

•	any person becomes the beneficial owner of 20% or more of the Company’s Common Stock or combined voting power of our outstanding securities (subject to certain exceptions),

•	there has been a change in the majority of the Company’s directors that has not otherwise been approved by the directors, or

•	certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases.

      If we or our successor terminate the individual’s employment for reasons other than “cause” or the individual voluntarily terminates his or her employment for a “good reason” (in each case as defined in the Continuity Agreements) the individual would be entitled to:

•	a lump sum cash payment equal to one-twelfth of the individual’s annualized base salary in effect immediately prior to termination, multiplied by the number of months in such individual’s Payment Period. As used in the Continuity Agreements, “Payment Period” means the following number of months for each of the named executive officers: Mr. Schaub, 36 months; Mr. Leslie, 30 months; Mr. Dries, 36 months; Mr. Driscoll, 30 months; and Mr. Magee, 36 months.

•	a lump sum cash payment equal to the individual’s pro rata “target incentive amount” under our Senior Annual Performance Plan for the year of termination;

•	a lump sum cash payment equal to the pro rata value of all outstanding Long-Term Incentive Program awards;

•	a lump sum cash payment equal to one-twelfth of the greatest of (i) the individual’s most recent annual bonus, (ii) the individual’s “target incentive amount” under our Senior Executive Annual Performance Plan for the year of termination or (iii) the individual’s “target incentive amount” under our Senior Executive Annual Performance Plan for the year in which the change in control occurs, multiplied by a factor equal to the number of months in the individual’s Payment Period;

•	a lump sum cash payment equal to the value of foregone Long-Term Incentive Program awards for the Payment Period;

•	continuation of all health and welfare benefit plans and programs and all fringe benefit programs, perquisites and similar arrangements during the Payment Period; and

•	in addition to the benefits to which the individual is entitled under the retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated additional years of continuous service under such plans equal in length to the Payment Period.

      The Continuity Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for these types of agreements.

CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

      Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Common Stock as compared to similar returns for the Russell 2000® Stock Index and a group of the Company’s peers consisting of Flowserve Corporation, Robbins & Myers, Inc., Gardner Denver, Inc., Circor International, Inc., IDEX Corporation and The Gormann-Rupp Company. These manufacturing companies were chosen because they are all similarly situated to the Company in terms of size and markets served. Each of the returns is calculated assuming the investment of $100 in each of the securities on May 24, 2002, (the date on which the Common Stock began trading) and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values beginning on May 24, 2002 through December 31, 2002. Past performance is not necessarily indicative of future performance.

	5/24/02	6/30/02	9/30/02	12/31/02

ENPRO INDUSTRIES, INC.	100.00	62.13	40.59	47.34
PEER GROUP INDEX	100.00	94.84	58.48	70.01
RUSSELL 2000 INDEX	100.00	94.92	74.33	78.59

GOVERNANCE OF THE COMPANY

      Both the Board of Directors and management at the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. Members of the Board are kept informed of our business through discussions with the Chairman and the officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board of Directors held four meetings in 2002. All directors attended at least 75% of the aggregate total number of meetings held in 2002 of the Board of Directors and the committees of the Board of Directors on which they serve.

Board Committees

      The Board of Directors has four committees: an Executive Committee, an Audit and Risk Management Committee, a Compensation and Human Resources Committee, and a Nominating and Corporate Governance Committee. The Board has established written charters for each of these committees. A copy of the charter for the Audit and Risk Management Committee is attached to this proxy statement as Appendix A.

      Executive Committee. The members of the Executive Committee as of the date of this proxy statement are Ernest F. Schaub (Chairman), J. P. Bolduc, James H. Hance, Jr., and William R. Holland. This committee held no meetings during 2002. The primary function of this committee is to exercise any of the powers of the Board as and when directed by the Board or when the Board is not in session, except those powers which, under the North Carolina Business Corporations Act, a committee of directors has no authority to exercise.

      Audit and Risk Management Committee. The members of the Audit and Risk Management Committee as of the date of this proxy statement are James H. Hance, Jr. (Chairman), Joe T. Ford and Gordon D. Harnett. This committee, which consists entirely of independent directors under the rules of the New York Stock Exchange, held two meetings in 2002. This committee is appointed by the Board to assist in monitoring the integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements; the Company’s management of its insurance, pension, asbestos, environmental, litigation and other significant risk areas; and the qualifications, independence and performance of the Company’s internal and external auditors.

      Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee as of the date of this proxy statement are J. P. Bolduc (Chairman), Joe T. Ford and Peter C. Browning. This committee, which is comprised entirely of independent directors, held three meetings in 2002. The primary function of this committee is to assist the Board and management in fulfilling their responsibilities for exercising oversight concerning the appropriateness and cost of the Company’s compensation and benefit programs, particularly for executives of the Company.

      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee as of the date of this proxy statement are William R. Holland (Chairman), Peter C. Browning, Gordon D. Harnett and Ernest F. Schaub. This committee held one meeting in 2002. The primary function of this committee is to assist the Board and management in fulfilling their responsibilities to exercise sound corporate governance in the operation of the Company by identifying and nominating individuals who are qualified to become members of the Board of Directors, assessing the effectiveness of the Board and its committees, and recommending Board committee assignments.

Governance Activities

      The Board of Directors has undertaken efforts to ensure high standards for corporate governance in its operation and processes. Most notably, the Board has taken the following actions, among others:

•	Approved Corporate Governance Guidelines for the Board of Directors. The full text of the Corporate Governance Guidelines is attached to this proxy statement as Appendix B. Among other things, these guidelines specify that:

•	normally only the Chief Executive Officer should be an employee director;

•	a substantial majority of the members of the Board should be independent directors; and

•	annual assessments regarding the performance and contributions of the Board of Directors and its committees should take place.

•	Made a determination of the independence of each of the Company’s directors based on the standards set forth in the Corporate Governance Guidelines. See “Determinations with Respect to Independence of Directors.”

•	Approved written charters for each of the committees described above.

•	Approved a Code of Business Conduct covering, among other things, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of the Company’s assets, fair dealing, compliance with laws (including insider trading laws), accuracy and reliability of the Company’s books and records, and reporting of illegal or unethical behavior. This Code applies to all directors, officers and other employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. All members of the Board of Directors and all officers of the Company have read and certified their compliance with the Code without exception.

      The Board and management believe that the foregoing measures place the Company in compliance with the current listing requirements of the New York Stock Exchange, as well as with provisions of the Sarbanes-Oxley Act of 2002, and the related rules of the Securities and Exchange Commission that have not yet taken effect. The Company has also taken steps to comply with other proposed requirements and rules relating to corporate governance of public companies. Copies of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Board committee charters are available on the Company’s website at www.enproindustries.com.

Determinations with Respect to Independence of Directors

      As required by proposed new listing standards of the New York Stock Exchange, the Board of Directors made a determination as to the independence of each of its members at its February 2003 meeting. The Board made these determinations based upon, among other things, the standards set forth in the Corporate Governance Guidelines discussed above. As set forth in those guidelines, a director will be independent only if the director has no material relationship with the Company (either as a director or as a partner, shareholder or officer of an organization that has a relationship with the Company). For purposes of such determination, a director will not fail to be deemed “independent” solely as a result of a relationship between the Company or its subsidiaries, on the one hand, and an organization with which the director is affiliated by reason of being a director, partner, shareholder or officer thereof, on the other, provided that (i) the relationship is in the ordinary course of business of the Company and is on substantially the same terms as those generally prevailing at the time for comparable transactions with non-affiliated persons, and (ii) with respect to a relationship involving extensions of credit to the Company or its subsidiaries, the extensions of credit have been made in compliance with all applicable laws and no event of default has occurred with respect thereto.

      In addition, the Board cannot conclude that a director is independent if he or she falls into one of the following categories:

•	the director is or within the last five years has been employed by the Company;

•	the director is, or within the past five years has been affiliated with or employed by a present or former auditor of the Company (or an affiliate of the auditor);

•	the director is, or within the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs such director;

•	the director has immediate family members in any of the foregoing three categories; or

•	the director is employed by (or affiliated with) a significant supplier or customer of the Company. Sales to or purchases from such supplier or customer will be “significant” if they represent more than 1% of the sales of the customer or supplier or 1% of the Company’s revenues.

      To assist in the Board’s determinations, each director completed a questionnaire designed to identify any relationships that could affect the director’s independence. On the basis of the questionnaires and the standards described above, the Board determined that each of J.P. Bolduc, Peter C. Browning, Joe T. Ford, Gordon D. Harnett, James H. Hance, Jr. and William R. Holland are independent. The Board determined that each of these individuals is independent because no relationship was identified that would automatically bar any of them from being characterized as independent or that the Board deemed to be material.

      In the case of Mr. Holland, the Board reviewed the Consulting Agreement dated as of March 1, 2002 among Mr. Holland, the Company and Goodrich Corporation pursuant to which Mr. Holland served as a consultant to Goodrich prior to the spin-off of the Company on May 31, 2002, and as a director and non-executive chairman of the Company beginning that same month. The Company and Mr. Holland agreed to terminate this agreement effective as of December 31, 2002. Beginning January 1, 2003, Mr. Holland is receiving payments of $15,000 per month for his continued service as the Company’s non-executive chairman.

Such payments are consistent with compensation data provided by the Company’s outside compensation consultants for non-executive chairmen at similarly sized diversified manufacturing companies.

      In the case of Mr. Hance, the Board determined that although he serves as Vice Chairman and Chief Financial Officer of Bank of America Corporation and its subsidiary, Bank of America, N.A., is the agent bank and a lender under the Company’s $60,000,000 senior secured revolving credit facility, this lending relationship satisfies the categorical standards for independence set forth above.

      With respect to Ernest F. Schaub, the Board determined that Mr. Schaub’s role as Chief Executive Officer automatically disqualifies him as being an independent director.

      The Board made a further determination that, with the exception of Mr. Schaub serving on the Nominating and Corporate Governance Committee, each of the Audit and Risk Management Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee is composed entirely of independent directors under the listing standards as enacted and as proposed by the New York Stock Exchange.

Determination with Respect to “Audit Committee Financial Expert”

      The Board of Directors made a determination as to who on the Audit and Risk Management Committee is an “Audit Committee Financial Expert.” At the Board meeting held in February 2003, the Board determined that (i) Mr. James H. Hance, Jr. has, through both his education and experience as a public accountant and his experience as a CPA, in addition to his experience as the principal financial officer of Bank of America Corporation, (ii) Mr. Joe T. Ford has, through his experience actively supervising the principal financial officer of ALLTEL Corporation, and (iii) Mr. Gordon D. Harnett has, through his experience actively supervising the principal financial officer of Brush Engineered Materials Inc., all of the following:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising persons engaged in such activities;

•	experience with internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

      The Board believes that this determination complies with rules promulgated by the Securities and Exchange Commission under Section 407 of the Sarbanes-Oxley Act of 2002, although such rules are not yet applicable to the Company.

Compensation of Directors

      During 2002, each of our non-employee directors received an annual retainer fee for serving as a director of $58,000 per year, payable quarterly. Of this annual retainer fee, $20,000 is paid in phantom shares pursuant to the Company’s Outside Directors’ Phantom Share Plan (the “Phantom Share Plan”) and the remaining $38,000 is paid in cash. The directors also received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Each non-employee director who served as a committee chairman received an additional $4,000 annually. Mr. Holland received an additional monthly fee of $15,000 as compensation for his services as non-executive chairman of the Company. In 2002, each non-employee director received an initial one-time grant of 5,445 phantom shares, based on the value of Common Stock on July 30, 2002, which was $5.51 per share.

      Under the Phantom Share Plan, each non-employee director will receive an annual grant of phantom shares equal in value to $20,000 (except for the grant in 2002, which was a one-time initial grant equal in value to $30,000). The phantom shares are granted each year, at the first meeting of the Board of Directors, or, if earlier, the date on which stock options are granted to the Company’s management. Each non-employee director receives annual grants from the year following his or her election to the Board through the tenth year of service as a director. Upon termination of service, the Company will pay to the director, in cash, the fair market value of all phantom shares credited to the director, subject to applicable withholding taxes, in 12 monthly installments.

      Non-employee directors may also participate in the Company’s Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”). Under the Director Deferred Compensation Plan, a non-employee director may elect to defer receipt of all or a portion of the annual retainer fee and meeting fees. The deferred fees are placed in a rabbi trust that yields an investment return substantially equal to the ask yield of the most recent auction of 10-year Treasury bonds. Deferred compensation is payable upon retirement from the Board, either in a single cash payment, annual installments over five years or annual installments over ten years. As of December 31, 2002, Messrs. Harnett and Browning had each deferred compensation of $36,500 under the Director Deferred Compensation Plan.

AUDIT COMMITTEE REPORT

      The Audit and Risk Management Committee (the “Audit Committee”), oversees the quality and integrity of the Company’s financial reporting processes and its systems of internal accounting controls. Management is responsible for preparing the Company’s financial statements and the independent accountants are responsible for performing an independent audit of those financial statements. The Audit Committee operates under a written charter that has been adopted by the Company’s Board of Directors.

      The Audit Committee has met and held discussions with management and Ernst & Young LLP (“Ernst & Young”), the Company’s independent accountants, regarding the Company’s audited 2002 consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young.

      The Audit Committee has discussed with Ernst &Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended. In addition, the Audit Committee has received the written disclosures and the letter from Ernst &Young relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst &Young that firm’s independence from the Company.

      The Audit Committee has also discussed with the Company’s internal auditors and Ernst &Young the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance upon the Audit Committee’s discussions with management and Ernst & Young and the Audit Committee’s review of the representation of management and the report of Ernst &Young to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

Audit and Risk Management Committee

James H. Hance, Jr., Chairman
Joe T. Ford
Gordon D. Harnett

February 12, 2003

INDEPENDENT AUDITORS

      Ernst & Young LLP served as our independent auditors for the fiscal year ended December 31, 2002 and have been reappointed by the Audit and Risk Management Committee to audit the Company’s financial statements for the fiscal year ending December 31, 2003, and to perform such other services as may be required in connection with the audit. Should this firm of auditors be unable to perform these services for any reason, the Audit and Risk Management Committee will appoint other independent auditors. We understand that representatives of Ernst & Young will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Audit Fees

      Ernst & Young’s fees for our 2002 annual audit were $683,000.

Financial Information Systems Design and Implementation Fees

      Ernst & Young did not render any professional services to us in 2002 with respect to financial information systems design and implementation.

All Other Fees

      Ernst & Young’s fees for all other professional services rendered to us during 2002 were $269,800.

      These fees were comprised of other audit-related services of $141,800 and tax services of $128,000. These other audit-related services, generally consisted of employee benefit plan and statutory audits, accounting consultations and services in connection with our filing of documents with the SEC. Tax services consisted of domestic and foreign tax consulting and compliance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. In 2002, initial reports on Form 3 for Messrs. Schaub, Leslie, Dries, Driscoll, Magee, Pomeroy and Rehley, were not filed in a timely manner due to a misinterpretation of the rules for filing the Forms 3 in connection with the Company’s spin-off from Goodrich Corporation. A Form 4 reporting the acquisition on the open market of 2,000 shares of Common Stock by Mr. Leslie was filed late, due to an administrative oversight. A Form 4 reporting the acquisition on the open market of 4,340 shares of Common Stock by Mr. Browning was also filed late, due to an administrative oversight.

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED

2002 EQUITY COMPENSATION PLAN

      The Board is submitting a proposal for approval by the shareholders of our Amended and Restated 2002 Equity Compensation Plan, which is attached to this proxy statement as Appendix C (the “Plan”). The Board approved the Plan at its February 2003 meeting, subject to shareholder approval. The Plan amends and restates the 2002 Equity Compensation Plan that is currently in effect and that was approved by Goodrich Corporation, as sole shareholder of the Company, in May 2002.

      The Board believes that the Plan is an important factor in attracting, keeping and motivating key employees, and further believes that the type of incentive compensation offered under the Plan should continue to be offered in the future. The Board amended the Plan to increase the number of shares available under the Plan from 3,000,000 shares to 3,600,000 shares. However, the total number of shares available for issuance under the Plan, as amended, does not exceed 15% of the Company’s outstanding Common Stock on a fully diluted basis. The Board also amended the Plan to delete provisions in the Plan that allowed for the granting of stock appreciation rights in conjunction with option grants, and clarified that the Compensation Committee may not reprice stock options except in the case of a change in corporate capitalization. In addition, the Board reduced the maximum term of any stock options from ten years to seven years from the date of grant.

Equity Compensation Plan Information

      The table below contains information about the Plan, the only compensation plan (other than our tax-qualified plans) under which we have equity securities authorized for issuance.

				Number of Securities
				Remaining Available for
				Future Issuance Under
	Number of Securities to be		Weighted-Average Exercise	Equity Compensation
	Issued Upon Exercise of		Price of Outstanding	Plans (Excluding
	Outstanding Options, Warrants		Options, Warrants and	Securities Reflected in
Plan Category	and Rights		Rights	Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,847,300		$5.00	1,152,700
Equity compensation plans not approved by security holders	–0	–	N/A	600,000

Total	1,847,300			1,752,700

Stock Options

      Under the Plan, the Compensation Committee may grant options to purchase Common Stock at not less than fair market value on the date immediately preceding the date of grant. These options may or may not qualify as incentive stock options under the Internal Revenue Code. The federal income tax treatment of incentive stock options is generally more favorable to optionees than the treatment accorded other options. At the same time, it is less favorable to the Company because the Company will generally not receive a tax deduction with respect to these options. (See “Federal Income Tax Treatment” below.) Under current law, the maximum amount of incentive stock options that may be granted to an individual that are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

      The Plan provides that, subject to certain limitations with respect to the price and term of stock options and rights upon termination of employment, discussed below, the Compensation Committee will have the authority in its discretion to specify all other terms and conditions relating to options granted under the Plan. The Compensation Committee may, in its discretion, grant options to the officers and other salaried, full-time employees of the Company or its subsidiaries (including directors who are also officers or employees, but not non-employee directors). Seven officers and 57 full-time employees received stock options in 2002. The Compensation Committee may also determine the term of each option, which may not exceed seven years from the date of grant, and may permit payment upon exercise to be made in Common Stock owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable form of consideration equal in value to the option price.

Performance Share Awards

      The Compensation Committee may award performance shares that are contingent upon the attainment of performance objectives. The Plan provides that the criteria for which performance objectives may be set are net income, pre-tax income, consolidated operating income, segment operating income, return on equity, operating income return on net capital employed, return on assets, cash flow (with or without regard to asbestos), working capital, share appreciation, total shareholder return, total business return (calculated utilizing earnings before interest, taxes, depreciation and amortization and cash flow) and earnings per share of common stock. Performance share awards can be made in the form of phantom shares or Common Stock, as the Compensation Committee determines.

Restricted Share Awards

      The Compensation Committee may award restricted shares, subject to conditions, if any, established by the Compensation Committee. These conditions may include continued service with the Company or its subsidiaries. The Plan provides that restricted share awards that are conditioned upon continued employment should generally require continued employment for a minimum period of three years following the award.

Other Awards

      The Plan permits the Compensation Committee to make other types of awards, the value of which are based in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock. The Compensation Committee may provide for these awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, under such terms and conditions as in its discretion it deems appropriate.

Miscellaneous

      The maximum number of shares of Common Stock that may be issued as incentive stock options is 1,000,000 shares; the maximum number of shares of Common Stock that may be issued as performance share awards is 1,000,000 shares; and the maximum number of shares of Common Stock that may be issued as restricted awards is 150,000. No individual may receive awards for more than 500,000 shares in any calendar year.

      The Compensation Committee has discretion to determine the effect, if any, termination of employment will have on any grants or awards under the Plan.

      The Compensation Committee may require that any federal, state or local withholding tax requirements be satisfied by withholding shares of common stock.

      Options and other awards granted under the Plan will not be transferable other than by will or the laws of descent and distribution, or as the Compensation Committee approves.

      The Plan does not permit “repricing” of stock options except in the case of a change in corporate capitalization. If there is a change in the Company’s capitalization, such as a stock split, merger or spin-off, the Compensation Committee may adjust the number, kind and option price of shares subject to outstanding options and stock appreciation rights and in the number and kind of shares subject to other awards. In the event of a change in control of the Company, the time within which stock options and stock appreciation rights may be exercised in full will be accelerated. A “change in control” generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the common stock or combined voting power of the Company’s outstanding securities (subject to certain exceptions), (ii) there generally is a change in the majority of the directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

      The Board may amend the Plan, except that no amendment that has the effect of increasing the number of shares of stock subject to the Plan will be made without the approval of our shareholders. In addition, no amendment may adversely affect any rights or obligations with respect to awards previously made unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules.

Plan Administration

      The Plan is administered by the Compensation Committee. The Compensation Committee is comprised of three directors who the Board has determined meet the New York Stock Exchange criteria for independence, none of whom participates in the Plan.

Federal Income Tax Treatment

      The following is a summary of the current federal income tax consequences of the granting and exercise of stock options and stock awards.

      Incentive Stock Options. An employee who is granted an incentive stock option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, upon the exercise of an incentive stock option, the difference between the exercise price for the option and its fair market value on the date of exercise, which is commonly referred to as the spread, is a tax preference item that must be taken into account in determining the employee’s alternative minimum tax. If the employee disposes of the shares in the same year the option was exercised, there are no alternative minimum tax implications. Generally, the employee can recover any alternative minimum tax liability paid as a credit against ordinary income taxes owed in future years.

      The Internal Revenue Service has issued administrative notices providing that the exercise of an incentive stock option on or after January 1, 2003 will be subject to payroll taxes. The payroll taxes will be measured by the amount of the spread. This new rule is contained in a proposed regulation and will become effective upon those regulations being adopted as final regulations. The Internal Revenue Service has stated that once the final regulations are adopted they will apply to all exercises of incentive stock options taking place on or after January 1, 2003.

      In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and one year after the date of exercise (the “Holding Period”) any appreciation of the shares received above the exercise price should be a capital gain. The current tax rate applicable to long-term capital gains is 20 percent. If the shares acquired are held for more than five years, however, the long-term capital gains rate drops to 18%.

      The Company will not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. The Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

      Non-incentive Stock Options. An employee who is granted a stock option under the Plan that is not an incentive stock option will not be subject to federal tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-incentive stock option, the spread or excess of the fair market value of the shares on the exercise date over the option price, will be considered compensation taxable as ordinary income to the employee. Because it is treated as compensation, the spread is subject to withholding of applicable payroll taxes. The Company may claim a tax deduction in the amount of the taxable compensation realized by the employee.

      Stock Awards. Stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions will not be subject to federal tax upon grant and the Company will not be entitled to a tax deduction upon grant. When the restrictions lapse, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the employee and the Company may claim a tax deduction at the same time in the same amount.

Vote Required

      Approval of the Amended and Restated 2002 Equity Compensation Plan requires the affirmative vote of a majority of the votes cast, so long as the number of votes cast is greater than 50% of the number of all shares entitled to vote. Properly executed proxies that do not contain voting instructions will be voted FOR approval of the Plan.

      The Board of Directors recommends that you vote FOR approval of the Amended and Restated 2002 Equity Compensation Plan.

OTHER MATTERS

      The Board knows of no other matters that may properly be presented to the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

SHAREHOLDER PROPOSALS

      Under our bylaws, any shareholder entitled to vote at the Annual Meeting of Shareholders may nominate a person for election to our Board of Directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

      For purposes of the 2003 Annual Meeting, the bylaws provide that the preceding annual meeting will be deemed to have been held on April 30, 2002. Accordingly, if any shareholder wished to make a nomination to the Board or bring other business before this meeting, the notice must have been received between December 31, 2002 and January 29, 2003. These dates were described in the information statement delivered to shareholders in connection with the Company’s spin-off from Goodrich Corporation.

      We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

      Any shareholder who intends to present a proposal for consideration at our 2004 Annual Meeting of Shareholders must ensure that the proposal is received by the Secretary of the Company not later than January 31, 2004 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from April 30, 2004). Each notice must include:

•	a brief description of each proposed matter of business and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

•	the number of shares of each class of the Company stock owned by such shareholders; and

•	any material interest of such shareholders in such proposal.

      If the notice contains a nomination to the Board of Directors, it must also contain the following information:

•	The name and address of the person or persons to be nominated;

•	A representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);

•	all other information regarding each nominee that would be required to be included in a proxy statement if the nominee had been nominated by the Board; and

•	the written consent of each nominee to serve as a director if elected.

      In addition, any shareholder proposal intended to be included in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders must be received at the Company’s offices at 5605 Carnegie Boulevard,

Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 28, 2003. Applicable rules of the Securities and Exchange Commission govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in the proxy statement and form of proxy for the 2004 Annual meeting of Shareholders.

      We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Richard L. Magee
Secretary

Dated March 27, 2003

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD

APPENDIX A

ENPRO INDUSTRIES, INC.

AUDIT AND RISK MANAGEMENT COMMITTEE CHARTER

      1. The Audit and Risk Management Committee (the “Committee”) is a Committee of the Board of Directors. It is appointed by the Board to assist in monitoring (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with legal and regulatory requirements, (c) the Company’s management of its insurance, pension, asbestos, environmental, litigation and other significant risk areas and (d) the qualifications, independence and performance of the Company’s internal and external auditors.

      2. The members of the Committee, to the extent applicable, shall meet the independence and experience requirements of the U.S. Securities and Exchange Commission and the New York Stock Exchange. The members of the Committee shall be appointed by the Board on the recommendation of the Board’s Nominating and Corporate Governance Committee.

      3. The Committee shall have the authority to retain independent legal, accounting or other advisors, consistent with the process approved by the Board from time to time, and shall obtain advice and assistance from such advisors as it deems appropriate for the performance of its responsibilities. The Company shall also provide for appropriate funding, as determined by the Committee, for payment of compensation to the external auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

      4. The Committee shall have the sole authority to appoint or replace the external auditors (subject, if applicable, to shareholder ratification) and to approve all audit engagement fees and terms. The Committee shall be directly responsible for oversight of the work of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The external auditors shall report directly to the Committee.

      5. The Committee shall make regular reports to the Board.

      6. The Committee’s primary responsibilities are to:

a. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

b. Review results of the annual external audit with management and the external auditors, including annual audited financial statements, disclosures made in management’s discussion and analysis, critical accounting policies and practices used, major issues regarding accounting and auditing principles, judgments made by management in connection with preparation of the financial statements, and other reportable matters under generally accepted auditing standards. Recommend to the Board that the audited financial statements be included in Form 10-K.

c. Review with the external auditors any problems or difficulties the external auditors may have encountered in the course of audit work, including any restrictions on the scope of its activities or its access to requested information, any concerns regarding the responsibilities, budget and staffing of the Company’s internal auditors, and any disagreements with management, as evidenced by any management letter provided by the auditors and the Company’s response to that letter or any other material written communications between the external auditors and management, or by a schedule of adjustments proposed by the external auditors but not accepted by management.

d. Review major changes to the Company’s accounting principles and practices as suggested by the external auditors, internal auditors or management.

e. Review with management, the external auditors and the internal auditors the adequacy of the internal controls that could significantly affect the Company’s financial statements, and any special steps adopted in light of material control deficiencies.

f. Review significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including critical accounting policies and practices, the effect of alternative GAAP methods on the Company’s financial statements and any transactions as to which management obtained Statement on Auditing Standards No. 50 letters. If deemed appropriate, discuss with the national office of the external auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

g. Review with management and the external auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

h. Review with management and the external auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q with the appropriate securities commissions and the results of the external auditors’ reviews of the quarterly financial statements. Also review with management each of the Company’s earnings press releases, including the use of “proforma,” “adjusted” or other non-GAAP financial measures and any earnings guidance, prior to the issuance of the earnings press release. Review financial information and earnings guidance provided to rating agencies prior to any rating agency presentations. The Chairman of the Committee may represent the entire Committee for purposes of these reviews.

i. Review disclosures made to the Committee by the Chief Executive Officer and the Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

j. Review with the Company’s General Counsel or outside counsel legal matters that may have a material impact on the Company’s financial statements or it’s compliance policies, any material reports, inquiries or correspondence received from regulators or governmental agencies, and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies. Review the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct, including disclosures of insider and affiliated party transactions and insider transactions in the Company’s securities.

k. Meet with the external auditors prior to the audit to review the planning and staffing of the audit and the prospective fees for the recurring audit services.

l. Except for ongoing tax consulting services, approve the retention of the external auditor for any individual non-audit engagement and the fee for such engagement if the engagement is not of a recurring nature and the fee exceeds $100,000. With respect to ongoing tax consulting services, approve the continued retention of the external auditors and all fees to the extent that the aggregate fees for such work exceeded $200,000 in the prior calendar year or are expected to exceed $200,000 in the current calendar year. The Committee shall have the sole authority to approve such fees and retentions.

m. Receive periodic reports from the external auditors, at least annually, describing the auditor’s quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm. Discuss such reports with the external auditors, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself that appropriate steps have been taken to deal with any issues raised during the auditor’s most recent quality-control review.

n. Receive from the external auditors the report required by Independence Standards Board No. 1 as in effect at that time and discuss it with the external auditors. Review the experience and qualifications of the senior members of the external audit team and the independence of the external auditor. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

o. Present to the Board the Committee’s conclusions regarding the performance, qualifications and independence of the external auditor.

p. Review with the Board, when appropriate, the Company’s hiring of employees or former employees of the external auditor who participated in any capacity in the audit of the Company.

q. Obtain from the external auditors assurance that no report concerning fraud is required under Section 10A of the Securities Exchange Act of 1934, as amended.

r. Discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of that audit.

s. Prepare any reports concerning responsibilities of the Committee required by the rules of the New York Stock Exchange or the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement.

t. Review significant findings and annual plans and activities of the Internal Audit department.

u. Review the Company’s major financial risk exposures including asbestos claims, environmental issues and other legal claims affecting the company, and the steps management has taken to monitor and control such exposures including its environmental policy and the activities of the Company’s Insurance Committee. Discuss policies to govern assessment of management of risk.

v. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

w. Review all material matters relating to the Company’s pension plans and the activities of the Company’s Benefits Committee.

x. Perform such other functions assigned by law, the Company’s charter or by-laws, the Board or the Chief Executive Officer.

y. Conduct an annual performance review of the Committee.

      7. Unless otherwise determined by resolution of the Board, the Committee shall consist of not less than three members appointed annually from among the directors, none of whom will be employees of the Company and none of whom will have any relationship to the Company that may interfere with the exercise of his/her independence from management and the Company. The Board may, by resolution, remove any member of the Committee, with or without cause. At least one member of the Audit Committee shall be a “financial expert” as required by the Sarbanes-Oxley Act of 2002. Each other member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or other appointment to the Committee. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The Nominating and Corporate Governance Committee will determine, in its business judgment, whether a director meets the financial literacy test.

      8. A majority of members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum is present or by a resolution in writing signed by all members of the Committee.

      9. The Board, upon recommendation of the Nominating and Corporate Governance Committee, shall appoint one of the members as the chairperson of the Committee and an officer of the Company shall be appointed as secretary of the Committee. If the chairperson is absent from a meeting, the members shall select a chairperson from those in attendance to act in such capacity.

      10. The Board may from time to time appoint from among the directors one or more liaisons to the Committee, who shall attend meetings of the Committee in an advisory capacity. Liaisons may attend executive and in-camera sessions of the Committee only if invited. Such liaison(s) shall be compensated in the same manner as members of the Committee but shall not be voting members of the Committee.

      11. The time and place of Committee meetings, the calling of meetings, and the procedures in all respects at such meetings shall be determined by the Committee unless otherwise determined by the by-laws of the Company or by the resolution of the Board.

      12. The Committee will hold at least four meetings each year, and such additional meetings, as it may deem necessary. The Committee may request any officer or employee of the Company or the Company’s outside counsel or external auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company. The Committee will hold separate executive sessions with the external auditors at least annually (or more frequently if deemed appropriate and necessary) and with the Chief Financial Officer and/or the Director of Internal Audit at such times as it deems appropriate. At each meeting, the Committee shall meet in-camera without members of management present. During such in-camera sessions, the chairperson shall record the minutes of the session in the absence of the secretary.

Adopted as revised, February 12, 2003

APPENDIX B

ENPRO INDUSTRIES, INC.

CORPORATE GOVERNANCE GUIDELINES

      The following Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of EnPro Industries, Inc. (the “Company”) to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to enhancing shareholder value over the long term. These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, including the North Carolina Business Corporation Act, or the Articles of Incorporation or By-Laws of the Company or any action that has been or may hereafter be adopted by the Board. These Guidelines are subject to modification from time to time by the Board.

A.     Board Composition

      1. Selection of Chairman and Chief Executive Officer

      The By-Laws of the Company provide that the Board shall designate a Chairman of the Board from its membership. The Board has no policy with respect to the separation of the position of Chairman and the office of Chief Executive Officer; however, at present the two are separate. The Board believes that this issue is part of the succession planning process and it recognizes that there may be circumstances that would lead it to have the Chief Executive Officer also serve as Chairman. It is in the best interests of the Company for the Board to make such a determination as appropriate from time to time.

      2. Size of the Board

      The Board currently has seven directors. The Board will consider increasing this number in order to accommodate the addition of members due to the needs of its standing committees, a significant merger or other business combination, or the availability of an outstanding candidate. Under the Company’s Articles of Incorporation, the size of the Board may be no less than five and no more than 11, and if the size of the Board is increased to nine or more, the Board will be divided into three classes, with directors serving staggered three-year terms.

      3. Employee Directors

      It is the sense of the Board that normally only the Chief Executive Officer should be an employee director. The Board may make exceptions to this policy.

      4. Independent Directors

      The Board believes that as a matter of policy a substantial majority of the members of the Board should be independent directors. A director will not be considered as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either as a director or as a partner, shareholder or officer of an organization that has a relationship with the Company). For purposes of such determination, a director will not fail to be deemed “independent” solely as a result of a relationship between the Company or its subsidiaries, on the one hand, and an organization with which the director is affiliated by reason of being a director, partner, shareholder or officer thereof, on the other, provided that (i) the relationship is in the ordinary course of business of the Company and is on substantially the same terms as those generally prevailing at the time for comparable transactions with non-affiliated persons, and (ii) with respect to a relationship involving extensions of credit to the Company or its subsidiaries, the extensions of credit have been made in compliance with all applicable laws and no event of default has occurred with respect thereto.

      In addition:

•	No director who is a former employee of the Company can be “independent” until five years after the employment has ended.

•	No director who is, or in the past five years has been, affiliated with or employed by an (present or former) auditor of the Company (or of an affiliate) can be “independent” until five years after the end of either the affiliation or the auditing relationship.

•	No director can be “independent” if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

•	Directors with immediate family members in the foregoing categories are likewise subject to the five-year “cooling-off” provisions for purposes of determining “independence.”

•	No director can be “independent” if he or she is employed by (or affiliated with) a significant supplier or customer of the Company. For purposes of this categorical standard, a supplier or customer shall be considered “significant” if its sales to, or purchases from, the Company represent more than (i) 1% of the sales of the customer or supplier, or (ii) 1% of the Company’s revenues.

      The definition of independence and compliance with that definition should be reviewed regularly by the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”).

      The ownership of stock in the Company by directors is encouraged, and the ownership of a substantial amount of stock does not affect the independent status of a director.

      5. Selection of New Director Candidates

      The Board is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders. The Nominating Committee shall identify individuals qualified to serve as directors and recommend to the Board individuals to be nominated for election as directors by the shareholders or for election by the Board to fill vacancies on the Board.

      6. Qualification for Board Membership

      Candidates nominated for election or re-election to the Board generally should meet the following qualifications:

•	Candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy.

•	Candidates should possess expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance in Board membership can be achieved and maintained.

•	Candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision-making.

•	Candidates should be willing to devote the required amount of time to the work of the Board and one or more of its committees. Candidates should be willing to serve on the Board over a period of several years to allow for the development of sound knowledge of the Company and its principal operations.

•	Candidates should be without any significant conflict of interest or legal impediment.

      In addition, under the Company’s Bylaws, no person is eligible to be elected as a director if he or she is less than 18 years of age or has attained the age of 70 years.

      7. Directors Who Change Their Present Job Responsibility

      A director is expected to volunteer to resign from the Board at such time as the director changes the responsibility he or she held when elected to the Board. It is not the sense of the Board that such a director should necessarily leave the Board. There should, however, be an opportunity for the Board, through its Nominating Committee, to review the continued appropriateness of Board membership under these circumstances.

      8. Resignation and Removal

      A director is expected to submit a letter of resignation under the following circumstances:

•	if he or she is declared of unsound mind by a court order;

•	if he or she is declared bankrupt;

•	if he or she engages in conduct that causes the director or the Company to be held in public disgrace or disrepute;

•	if he or she breaches the confidentiality of proprietary information of the Company; or

•	if he or she is convicted of a felony or adjudged by a court of competent jurisdiction to have engaged in conduct involving willful misconduct, dishonesty or fraud.

      9. Retirement

      The Nominating Committee, in consultation with the Chairman, will review each director’s continuation on the Board annually. This will allow each director the opportunity to confirm his or her desire to continue as a member of the Board.

      Pursuant to the Company’s Bylaws, a director cannot be elected after attaining age 70, and accordingly, retirement of a director from the Board should occur no later than the end of the term in which the director becomes 70 years of age.

      10. Conflicts of Interest

      If an actual or potential conflict of interest develops because of a change in the business operations of the Company or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director should report such matter immediately to the Chairman and to the Chair of the Nominating Committee for evaluation. A significant conflict must be resolved or the director should resign.

      If a director has a personal interest in a matter before the Board, the director shall disclose the personal interest to the full Board and excuse himself or herself from participation in the discussion and vote on the matter.

      11. Board Interaction with Institutional Investors, the Press, Customers, etc.

      The Board believes that senior management has the responsibility to speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies of the Company, including institutional investors and other large shareholders. It is expected, however, that Board members will communicate with outside constituencies only with the knowledge of senior management and, absent unusual circumstances, only at the request of senior management.

      12. Service as Director of Other Corporations

      Each director shall notify the Nominating Committee prior to agreeing to serve as a director of another publicly held for-profit corporation and the Nominating Committee shall review the appropriateness of such service.

B.     Board Meetings

      1. Selection of Agenda Items for Board Meetings

      The Chairman is responsible for the agenda for each Board meeting. Each director is free to suggest the inclusion of items on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

      2. Board Materials Distributed in Advance

      It is the sense of the Board that, to the extent feasible, information and data that is important to the Board’s understanding of matters requiring Board action be distributed in writing to each director before the Board meets.

      3. Attendance

      Directors shall use their best efforts to maintain regular attendance at meetings of the Board of Directors and Board committees. Absent unusual circumstances (e.g., illness), a director will not be nominated for re-election if he or she attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he or she served for each of two consecutive years.

      4. Regular Attendance of Non-Directors at Board Meetings

      The Chairman may invite one or more members of senior management to attend Board meetings regularly.

      5. Executive Sessions of Non-Management Directors

      The non-management directors should meet in regularly scheduled executive sessions without management present immediately before, during or following regular meetings of the Board. The Chair for such executive sessions will be the Chairman of the Board or, in his or her absence, the Chair of the committee which has responsibility for the subject matter to be discussed at such session.

      6. Board Access to Management, Advisors and Consultants

      Directors have complete access to management, to any inside or outside counsel employed by the Company, and to any internal auditor or independent auditor serving the Company. The Board further has complete access to outside counsel, auditors and other advisors and consultants of its choice with respect to any issue relating to its activities.

      If an individual director desires to hire an outside advisor at the expense of the Company, he or she must first obtain the approval of the Nominating Committee and senior management must be fully advised.

      The Board encourages senior management to bring managers into Board or committee meetings from time to time who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) represent managers with future potential whom senior management believes should be given exposure to the Board.

      7. Due Diligence

      Directors are expected to devote sufficient time to the business of the Board of Directors to obtain an understanding of the Company’s business and strategies and of the matters that are brought to the Board for action. Directors should actively and constructively participate in the work of the Board and each committee on which they serve.

C.     Board Committees

      1. Board Committees

      A substantial portion of the analysis and work of the Board is done by standing Board committees. A director is expected to participate actively in the meetings of each committee to which he or she is appointed.

      The Board has established the following committees: the Audit and Risk Management Committee (the “Audit Committee”), the Compensation and Human Resources Committee (the “Compensation Committee”), the Executive Committee, and the Nominating and Corporate Governance Committee (the “Nominating Committee”). Each committee’s charter is to be reviewed periodically by the Nominating Committee and the Board. The Board has the flexibility to form a new committee or disband any committee.

      2. Assignment and Rotation of Committee Members

      The Board designates the members of the committees, taking into account the desires of individual Board members and the recommendations of the Nominating Committee. It is the policy of the Board that no director can be appointed to or serve on the Audit Committee while he or she serves on the audit committee of more than two other public companies. This provision can be waived by a majority of the directors acting without the director affected.

      Subject to the need for continuity and to situations where a director’s expertise is particularly suited to a certain committee, it is the sense of the Board that consideration should be given to rotating committee members periodically (normally considered to be three years). It is also the sense of the Board that generally the Chair of a committee shall be selected from among the committee’s existing members.

      3. Frequency and Length of Committee Meetings

      The Chair of each committee, in consultation with its members, determines the frequency and length of the meetings of the committee. In general, however, it is the Board’s view that the Executive Committee will meet only when formal action is necessary and it is not feasible to convene a special meeting (in person or by telephone) of the full Board.

      4. Committee Agenda

      The Chair of each committee, in consultation with senior management of the Company, is responsible for the committee’s agenda for each meeting. A schedule of agenda subjects (to the degree that they can be foreseen) for each committee (other than the Executive Committee) to be discussed during the year will be established and furnished to all directors.

D.     Board Review and Leadership Development

      1. Board Compensation Review

      It is appropriate for senior management to report periodically to the Nominating Committee the status of the Company’s compensation to directors in relation to other similarly situated U.S. companies.

      Changes in Board compensation, if any, should come upon the recommendation of the Nominating Committee, but with full discussion and concurrence by the Board.

      2. Self-Assessment of the Board’s Performance

      The Nominating Committee is responsible to assess annually the performance and contributions of the Board of Directors as a whole. The Chairman of the Board periodically will inquire of each director his or her comments or concerns regarding the functioning of the Board and will advise the Nominating Committee of such discussions. Each director may make suggestions or comments for modifying procedures of the Board. In addition, each director may provide comments on any other director standing for re-election to the Chairman of the Nominating Committee.

      3. Evaluation of the Chief Executive Officer

      The full Board (independent directors) should evaluate the Chief Executive Officer annually, and the results of the evaluation should be communicated to him or her by two directors, one of whom shall be the Chairman of the Compensation Committee and the other of whom shall be the Chairman of the Board (if such individual is not also the Chief Executive Officer in which case the other shall be the Chairman of the Nominating Committee). The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc. The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

      4. Succession Planning and Management Development

      There should be an annual report to the Board by the Chief Executive Officer on succession planning (including contingency plans) and management development.

      5. Director Orientation and Continuing Education

      The Board and the Company have developed an orientation process for new directors that includes background materials and meetings with senior management. In addition, senior management will, from time to time, update the Board on significant legal and other developments that may affect the Board’s responsibilities.

February 12, 2003

APPENDIX C

ENPRO INDUSTRIES, INC.

AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN

      1. Purpose. The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of EnPro Industries, Inc. (the “Company”). In furtherance of this objective, stock options, performance shares, restricted shares, phantom shares, common stock of the Company (“Common Stock”), and/or other incentive awards may be granted in accordance with the provisions of this Plan. This Plan is subject to the approval of the shareholders of the Company.

      2. Administration. This Plan is to be administered by the Compensation and Human Resources Committee or any successor committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall consist of at least three members who shall not be eligible to participate in this Plan. The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

      The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      3. Shares Available For This Plan. Subject to Section 16 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to 3,600,000 shares of Common Stock. Such shares may be either authorized but unissued shares or treasury shares.

      For purposes of calculating the number of shares of Common Stock available for delivery under this Plan, (i) the grant of a Performance Share Award (as defined in Section 8) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under this Plan.

      If the exercise price of any stock option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.

      Any shares awarded under this Plan that are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise, shall again be available for other awards under this Plan.

      4. Limitation On Awards. Subject to Section 16 hereof, (a) no individual employee may receive awards under this Plan with respect to more than 500,000 shares in any calendar year, (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 7) shall be 1,000,000 shares, (c) the maximum number of shares of Common Stock that may be issued pursuant to Performance Share Awards (as defined in Section 8) and Other Awards (as defined in Section 11) shall be 1,000,000 shares, and (d) the maximum number of shares of Common Stock that may be issued pursuant to Restricted Share Awards (as defined in Section 10) shall be 150,000 shares.

      5. Term. No awards may be granted under this Plan after May 22, 2012.

      6. Eligibility. Awards under this Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation of which more than 50% of the voting stock is owned by the Company. Directors who are not full-time employees are not eligible to participate.

      7. Stock Options. The Committee may, in its discretion, from time to time grant to eligible employees options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date immediately preceding the date of grant (the “option price”), subject to the conditions set forth in this Plan. Notwithstanding Section 27 hereof, in no event may the Committee reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization (as defined in Section 16), nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

      The Committee, at the time of granting to any employee an option to purchase shares under this Plan, shall fix the terms and conditions upon which such option may be exercised, and may designate options as incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options shall expire, if not exercised, may not be later than seven years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Internal Revenue Code and (iii) the provisions of any other statutory stock option permitted under the Internal Revenue Code must be consistent with applicable Internal Revenue Code requirements.

      Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

      8. Performance Share Awards. The Committee may make awards (“Performance Share Awards”) in Common Stock or phantom shares subject to conditions established by the Committee that may include attainment of specific Performance Objectives (as defined below). Performance Share Awards may include the awarding of additional shares upon attainment of the specified Performance Objectives. Any Restricted Share Award which is conditioned upon attainment of specific Performance Objectives shall have a minimum performance period of one year, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 25.

      9. Performance Objectives. Performance objectives that may be used under this Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow (with or without regard to asbestos), Working Capital, Share Appreciation, Total Shareholder Return, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings Per Share of Common Stock of the Company (the “Performance Objectives”).

      10. Restricted Shares. The Committee may make awards in Common Stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries (“Restricted Share Awards”). Any Restricted Share Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 25.

      11. Other Awards. The Committee may make awards authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock (“Other Awards”). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, under such terms and conditions as in its discretion it deems appropriate.

      12. Deferred Awards. The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe. The Committee may authorize the Company to establish various trusts or make other arrangements with respect to any deferred awards.

      13. Fair Market Value. For all purposes of this Plan the fair market value of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of 4:00 P.M. Eastern Standard Time) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

      14. Termination Of Employment. The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this Plan.

      15. Assignability. Options and any related appreciation rights and other awards granted under this Plan shall not be transferable by the grantee other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

      16. Corporate Reorganization. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, (a “Corporate Reorganization”), the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options, in the number and kind of shares subject to other outstanding awards granted under this Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.

      17. Committee’s Determination. The Committee’s determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.

      18. Leave Of Absence Or Other Change In Employment Status. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on awards under this Plan theretofore made to any employee who takes such leave of absence or otherwise changes his or her employment status.

      19. Withholding Taxes. The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

      20. Retention Of Shares. If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

      21. Dividends And Voting. The Committee may permit each participant to receive or accrue dividends and other distributions made with respect to such awards under such terms and conditions as in its discretion it deems appropriate. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.

      22. Forfeiture Of Awards. Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of Common Stock issued shall revert to the Treasury of the Company.

      23. Continued Employment. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

      24. Change In Control. For purposes of this Plan, a “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

(iii) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

      25. Effect Of Change In Control. In the event of a Change in Control, options and any related appreciation rights that are not then exercisable shall become immediately exercisable, and, notwithstanding any other provisions of this Plan or any award agreement, shall remain exercisable for no less than the shorter of (i) two years or (ii) the remainder of the full term of the option or appreciation right. The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion.

      26. Compliance With Laws And Regulations. Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

      27. Amendment. The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization) shall be made without the approval of the Company’s shareholders.

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Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.	OR	Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.	OR	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Please do not mail additional cards in the return envelope.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet, there is no need for you to mail back your proxy.

1-866-252-6916 CALL TOLL-FREE TO VOTE	CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

ENPRO’S PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE ON ENPRO’S WEBSITE:
http://www.enproindustries.com
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

☒
☐	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:	2.	Approval of the Amended and Restated 2002 Equity Compensation Plan.	☐	☐	☐

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐	To change your address, please mark this box.	☐

Nominees: 01-William R. Holland, 02-Ernest F. Schaub, 03-J.P. Bolduc, 04-Peter C. Browning, 05-Joe T. Ford, 06-James H. Hance, Jr., 07-Gordon D. Harnett

(Instructions: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space provided below.)

Exceptions*______________________________________	To include any comments, please mark this box.	☐
	If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	☐

SCAN LINE

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Date Share Owner sign here Co-Owner sign here

ENPRO INDUSTRIES, INC.
P R O X Y
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes Richard L. Magee and Donald G. Pomeroy II, or either of them, with full power of substitution, to represent the undersigned and to vote all Common Stock of ENPRO INDUSTRIES, INC. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 30, 2003, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.

     You are encouraged to specify your choice by marking the appropriate boxes. (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote your shares unless you sign and return this card.

     The Board of Directors recommends a vote FOR Proposals 1 and 2.

     This card also constitutes your voting instructions for any and all shares held by The Bank of New York for your account, and will be considered to be voting instructions to the plan trustee(s) with respect to shares held in accounts under the plans listed on page 1 of the proxy statement and any plans sponsored by Goodrich Corporation or any of its subsidiaries.

     Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New York, NY 10203.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.	ENPRO INDUSTRIES, INC. P.O. BOX 11033 NEW YORK, N.Y. 10203-0033

Continued, and to be signed and dated, on reverse side.)